EXHIBIT 10.5

OMNICOM GROUP INC.
EXECUTIVE SALARY CONTINUATION AGREEMENT
PARTICIPATION NOTICE
Capitalized terms used in this Participation Notice (the “Participation Notice”) have the meanings assigned to them herein or, if not defined herein, then such terms have the meanings assigned to them in the Executive Salary Continuation Agreement attached as Exhibit A hereto (the “ESC Agreement”, and together with this Participation Notice, the “Agreement”).
Pursuant to the approval of the Omnicom Group Inc. Compensation Committee, you are hereby offered the opportunity to enter into this Agreement, subject to the terms and conditions provided herein.

Participant:
Employer:
Group:
Salary Limitation:
Date of Birth:
Date Service Commenced:
Participant’s Address for Notices:

Your signature below indicates your agreement and understanding that your participation is subject to all of the terms and conditions contained in this Agreement, including this Participation Notice, the ESC Agreement, the restrictive covenants and the requirement to advice the Company in writing with respect to prohibited Activities, each as set forth in Article V of the ESC Agreement. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF THE ATTACHED ESC AGREEMENT, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF YOUR RIGHTS AND OBLIGATIONS WITH RESPECT TO RECEIPT OF PAYMENT UNDER THE AGREEMENT.

EMPLOYEE:	OMNICOM GROUP INC.:
By:	By:

Print Name:	Print Name:	Michael J. O’Brien
Title:	Title:	Senior Vice President, General Counsel and Secretary

Exhibit A to the ESC Participation Notice

OMNICOM GROUP INC.
EXECUTIVE SALARY CONTINUATION AGREEMENT

This Executive Salary Continuation Agreement (this “Agreement”) made the [____] day of [____________] by and between Omnicom Group Inc., a New York corporation, its place of business at 437 Madison Avenue, New York, New York 10022 (the “Company”), and [____________] ("Participant"), an employee of the Company or a Subsidiary (as defined below). Capitalized terms used but not otherwise defined in this Agreement have the meanings given in Article II below.

I.    Purpose of the Agreement.

The purpose of this Agreement is to further the growth of the Company by offering a benefit to encourage experienced executives to enter the employ of a Subsidiary, and to encourage key executives to remain in the employ of a Subsidiary.

II.    Definitions.

As used in this Agreement, the following terms have the meanings set forth below:

1.    "Subsidiary" means any entity in which the Company holds, directly or indirectly, fifty percent (50%) or more of its outstanding voting interests.

2.    "Employer" means the Company or a Subsidiary.

3.    "Employer Group" means the Company and all Subsidiaries.

4.    "Committee" means the Compensation Committee of the Board of Directors of the Company (the “Board”).

5.    "Beneficiary" means any person, persons, entity or entities designated in a beneficiary designation form in the form attached as Exhibit B to this Agreement (the “Beneficiary Designation Form”) to receive payment, if any, to be made hereunder following the death of the Participant, and in the absence of such designation, means (i) the Participant's surviving spouse, while living, and (ii) if there be no surviving spouse or upon the death of the surviving spouse, then to the estate of the Participant.

6.(a) "Pre-Tax Profits of the Group" means the consolidated profits of the Group for a fiscal year determined in accordance with its then current accounting procedures and practices before deducting any income taxes applicable to its taxable income for such year. In determining Pre-Tax Profits of the Group, the following shall apply:

(i) dividends from any of its subsidiaries and affiliates shall be excluded from Pre-Tax Profits of the Group;
(ii) any liability to make payments or payments made under this document or under like documents with others shall not be deducted from Pre-Tax Profits of the Group;

(iii) the premiums for and the proceeds of life insurance policies payable to the Group and/or one of its subsidiaries shall not be deducted from or included in Pre-Tax Profits of the Group, as the case may be;

(iv) All items that are excluded from Pre-Tax Profits of the Group by management of the Company when determining the Employer and Group’s annual financial performance shall also be excluded for purposes of determining Pre-Tax Profits of the Group (for example, including but not limited to the exclusion of intercompany management fees); and

(v) such other extraordinary items as may be determined by the Committee from time to time.

(b) All determinations as to the Pre-Tax Profits of the Group shall be made by the Committee and the determination by the Committee shall be final and conclusive and binding on the Participant.
7.    “Group” means the company or the group of companies set forth in the Participation Notice and need not consist of a single legal entity.

8.(a) "Year of Service" means each consecutive period of 365 days following the Date Service Commenced set forth in the attached Participation Notice during which the Participant is in the continuous employ of a member or members of the Employer Group. For purposes of this Agreement, "continuous employ of members of the Employer Group" means consecutive employment by members of the Employer Group without interruption by reason of self-employment or employment by a third party employer, except as provided in Section 8(b)(ii) below.

(b)    A Participant shall be in the employ of the Employer regardless of absences by reason of:

(i) sick leave, vacation leave, maternity leave or other special leave approved by the Employer which does not exceed 6 months, provided the Participant returns to work for the Employer not later than the expiration date of the authorized leave of absence; and

(ii) time spent in the service of others at the request of, or with the approval of, the Employer, provided the Participant returns to work for the Employer within 15 days following cessation of work for such other party.

9.    "Salary" means the base salary paid by the Employer, excluding all other forms of compensation, such as bonuses, special awards, allowances, severance pay, contributions under benefit plans, and the compensatory elements of stock awards. The payroll records of the Employer shall be conclusive and binding on the Participant, the Beneficiary and the Employer as to the salary of the Participant.

10.    "One Year's Salary" shall mean the highest annual rate of Salary at which the Participant was paid by the Employer at any time within five (5) years of the termination of the Participant's employment giving rise to the Company's obligation to make payments under Article IV hereof.

11.    "Salary Limitation" means the percentage set forth in the Participation Notice.

12.    "Disability" means the inability of the Participant, by reason of physical condition, mental illness or accident, to perform substantially all of the duties of the position at which he or she was employed by the Employer when such disability commenced. All determinations as to "Disability" shall be made by the Committee and the determination by the Committee shall be final, conclusive and binding on the Participant.

13.    "Cause" means the Participant's misconduct involving willful malfeasance, including without limitation breach of trust, fraud or dishonesty. All determinations as to "Cause" shall be made by the Committee and the determination by the Committee shall be final, conclusive and binding on the Participant.

III.    Employment Is Unrestricted.

Nothing herein contained shall be deemed to give the Participant the right to remain in the employ of the Employer or to interfere with the right of the Employer to terminate the Participant's employment at any time, nor to give the Employer the right to require the Participant to remain in its employ or to interfere with the Participant's right to terminate employment at any time.

IV.    Compensation.

1.    In the event (a) the Participant dies while in the employ of the Employer, (b) the Committee determines, in the manner provided in Article II, Section 12 hereof, that the Participant suffers from a Disability and the Employer terminates the employment of the Participant by reason of such Disability, (c) the Participant, after five Years of Service, terminates his or her employment with the Employer for a reason other than to enter the employ of another member of the Employer Group or (d) the employment of the Participant is terminated by the Employer for a reason other than Cause, then upon the happening of any such event the Company, subject to all the terms and conditions hereof, shall become obligated to pay to the Participant, or to the Beneficiary if the obligation arises under (a) above, each year, for the number of consecutive calendar years determined in accordance with the schedule on Exhibit A to this Agreement, an amount equal to the product of One Year’s Salary and the Salary Limitation, subject to adjustment as provided in

Sections 2, 3 and 4 of this Article. Notwithstanding anything in this Agreement to the contrary, if the payment obligations under this Agreement arise under (b), (c) or (d) above the Participant will not be eligible to receive a payment pursuant to this Agreement unless and until his or her termination of employment qualifies as a “separation from service” (“Separation from Service”) within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations issued thereunder (“Section 409A”), specifically, within the meaning of Treas. Reg. §1.409A-1(h), as amended from time to time. Each payment made under this Agreement is intended to constitute a separate payment from each other payment for purposes of Treas. Reg. §1.409A-2(b)(2).

2.    If the employment of the Participant is terminated by reason of an event occurring under (c) or (d) of Section 1 of this Article the following shall apply:

(a)    if there are no Pre-Tax Profits of the Group for the fiscal year preceding the date on which the annual payment to the Participant is due, the Participant shall not be entitled to receive a payment in that calendar year (for the avoidance of doubt, failure to receive payment hereunder does not entitle the Participant to receive payment for calendar years in addition to those determined under Section 1 of this Article IV); and

(b)    if at the effective date of such termination the Participant has not accumulated 20 Years of Service, the annual payment the Participant would have been entitled to receive under said Section 1 ("Proposed Payment") shall be reduced to an amount resulting from multiplying the Proposed Payment by a fraction the numerator of which is the Participant's Years of Service at the effective date of such termination and the denominator of which is 20.

The Committee may, in its absolute discretion, waive this provision, or reduce the number of the denominator in the fraction set forth in paragraph (b) above, if it decides such action would be in the best interest of the Company and equitable to the Participant or the Beneficiary.

3.(a)    In the event of the Participant's death either (a) while in the employ of the Employer or (b) after the occurrence of an event described in (b), (c) or (d) of Section 1 of this Article and before the Participant has received payment(s) in respect of the total number of calendar years as to which the Company is obligated to make payment hereunder ("Payment Period"), the Company shall thereafter be obligated to make an annual payment to the Beneficiary during the Payment Period or the remainder thereof, as the case may be, equal to seventy five (75%) percent of the amount which the Company would have been obligated to pay to the Participant each year had the Participant lived to receive all payments.

(b)    The Company may, at any time and from time to time, seek to fund, in whole or in part, its obligation under this Article IV, Section 3 by applying for insurance on the life of the Participant. The Participant shall, if requested in writing by the Company, undergo a physical examination for such purpose by medical examiners designated by the Company, and if the Participant should fail or refuse to undergo such physical examination the Company shall have the right to terminate its obligation under this Section 3 by giving written notice of such termination to the Participant.

4.    Except as otherwise set forth in this Agreement, payments to be made under Article IV, Section 1 of this Agreement, if any, shall commence upon the second calendar year following the calendar year in which the event that gave rise to the Company's obligation to pay occurred; provided, however, that the following exceptions apply:

(a) If the Participant’s employment is terminated because of his or her Disability, then the Participant’s payments shall commence in the second calendar year following the calendar year in which the event that gave rise to the Company's obligation to pay occurred; and

(b)    If the Participant dies while in the employ of the Employer, the first calendar year of payment shall be the first calendar year following the calendar year in which the Participant's death occurred.

(c)    Payment shall be made by the Company in each calendar year of payment during the first six (6) months of the subject calendar year.

V.	Company's Payment Obligation Conditional on Participant's Refraining from Competitive and Harmful Activities After Termination of Employment.

It is a condition of the Company's obligation to make payments hereunder that from the date of the occurrence of an event described in (b), (c) or (d) of Section 1 of Article IV hereof that shall have given rise to the obligation to pay and until the close of the last calendar year in respect of which the Participant may become entitled to receive payments hereunder:

1. that the Participant shall not, directly or indirectly, engage in, nor become employed by or otherwise associated with any persons or entities engaged in business of the same nature as or competitive with the business engaged in by the Group ("Protected Business") in (i) the United States and (ii) any other country in which at the time of Participant's termination of employment the Group holds, directly or indirectly, more than fifty percent (50%) of the voting stock or its equivalent of an entity engaged in the same or a related business as that of the Group; and the Participant shall not make any financial investment, direct or indirect, in any sole proprietorship or entity engaged in the same business as that of the Group ("Protected Investment"), provided, however, that nothing herein shall prohibit the purchase of less than a controlling passive interest in publicly traded securities of any such entity for bona fide investment only;

2.    that the Participant shall not employ (including to retain, engage, or conduct business with) or attempt to employ (other than on behalf of a member of the Employer Group) or assist anyone else to employ any person who is at the time of the alleged prohibited conduct, or was at any time during the preceding year, an employee of a member of the Employer Group;

3.    that the Participant shall not make any oral or written statement to any person or entity which disparages the business reputation of the Company, any Subsidiary or any of the clients for whom the Participant provided service on behalf of any member of the Employer Group; and

4.    that the Participant shall not willfully engage in any activity which is harmful to the interest of the Company or any Subsidiary.

The determination of whether the Participant has violated any of the prohibited activities described in Sections 1 through 4 above (collectively, the “Activities”), shall be made by the Committee and the determination by the Committee shall be final, conclusive and binding on the Participant; and

5.    Nothing herein prohibits or restricts the Participant from engaging in any Activity. In the event the Participant chooses to engage in any of such Activities the Company's obligation to make payments hereunder shall forthwith terminate as to payments which might otherwise have become payable to the Participant in respect of the calendar year in which such Activity occurred and to the Participant or the Beneficiary in respect of all calendar years thereafter, but the Participant shall not be obligated to refund to the Company any payments theretofore paid to Participant hereunder. If requested in writing by the Company, the Participant shall, within 30 days after receipt of such request, advise the Company in writing whether the Participant has or has not engaged in such Activities for a specified calendar year, and the Company shall have no obligation to make a payment in respect of such calendar year until the Company has received such writing from the Participant.

VI.    Company's Payment Obligation Conditional On Participant's Availability for Advisory and Consultative Services after Termination of Employment.

1.    It is a further condition of the Company's obligation to make payments hereunder that from the date of the occurrence of an event described in (b), (c) or (d) of Section 1 of Article IV hereof that shall have given rise to the obligation to pay and until the close of the last calendar year in respect of which the Participant may become entitled to receive payments hereunder, that the Participant, if not suffering a Disability, shall, as an independent contractor and upon not less than thirty (30) days prior written notice from the Company, make his or her services available to the Company for such periods of time as may be specified in the notice, as an advisor and consultant with respect to activities of the department or unit of the Group's business to which the Participant was last assigned, provided, however, that the Participant shall not be obligated to make his or her services available (i) for more than sixty (60) days in the aggregate and for more than twenty (20) consecutive days in any one calendar year, and (ii) during the period December 15 through January 15. The Company shall reimburse the Participant for reasonable traveling, transportation and living expenses necessarily incurred by the Participant while away from his or her regular place of residence in the performance of such advisory and consultative services for the Company.

2.    In the event the Participant chooses not to render advisory and consultative services when requested by the Company as provided in Section 1 above, the Company's obligation to make payments hereunder shall forthwith terminate as to payments which might otherwise have become payable to the Participant in respect of the calendar year in which such event occurred and to the Participant or the Beneficiary in respect of all calendar years thereafter, but the Participant shall not be obligated to refund to the Company any payments theretofore paid to Participant hereunder.

VII.    Prepayments.

Following the occurrence of an event described in Section 1 of Article IV hereof, the Company may, at any time and from time to time, make a prepayment, in whole or in part, of its obligation hereunder in respect of any one or more calendar years and any such prepayment shall be irrevocable and non-refundable. Notwithstanding the foregoing, amounts payable hereunder shall be prepaid only if such prepayment is not deemed a prohibited acceleration pursuant to Treas. Reg. §1.409A-3(j) and only if such prepayment would not result in income recognition by the Participant or Beneficiary prior to receipt of the payment and tax penalties as a result of a failure to meet the requirements of Section 409A.

VIII.	Participant's and Beneficiary's Rights Hereunder Are Personal, Nonassignable and Nontransferable.

1.    The right of the Participant or Beneficiary to receive payments hereunder is personal, non-assignable and non-transferable by operation of law or otherwise. The word "otherwise" in the preceding sentence shall include, without limitation, any execution, levy, garnishment, attachment or seizure by any other legal process.

2.    If, at the time the Company is to make a payment to the Participant or a Beneficiary hereunder, the Participant or Beneficiary is not entitled to receive such payment by reason of non-compliance with the provisions of Section 1 of this Article, the obligation of the Company to make such payment in respect of the calendar year in which such Activity occurred and to the Participant or the Beneficiary in respect of all calendar years thereafter, shall forthwith terminate.

IX.    Designation and Identity of Beneficiary.

1.    The Participant may designate a Beneficiary in the Participation Notice or by signing, dating and filing with the Secretary of the Company a written instrument setting forth the name(s) and address(es) of the Beneficiary, and if the Beneficiary be more than one person or entity, describing the allocation of the payment benefit among them. The Participant may change his or her designation of a Beneficiary and thereby revoke a prior designation of a Beneficiary at any time and from time to time by filing a new such written instrument with the Secretary. The Beneficiary named in the last unrevoked designation of Beneficiary so filed by the Participant prior to his or her death shall be the Beneficiary for purposes of this Agreement. In the absence of a designation of Beneficiary by the Participant, or in the event the last written designation of Beneficiary on file with the Secretary has been revoked by the Participant, the “Beneficiary” shall be as defined in Article II of this Agreement.

2.    It is a condition of the Company's obligation to make payments to the Beneficiary hereunder that (a) in making payments the Company may, in its sole and absolute discretion, rely upon signed, written declarations verifying the identity of a Beneficiary filed with the Secretary of the Company by a person or entity claiming to be such Beneficiary; (b) any payment made by the Company in good faith to any claimant, whether or not such declarations shall have been filed with the Company, shall pro tanto, discharge any obligation the Company might otherwise have to make payment to any and all other actual or possible claimants; (c) any person or entity claiming to be entitled to receive payments hereunder following the death of the Participant shall have recourse only against the person or entity to whom the Company shall have made payment in good faith; and (d) in the event the Company, on advice of counsel, delays payment of any sums becoming due to a Beneficiary by reason of a dispute as to the legitimacy of the claim of such Beneficiary, no interest, penalty or damage shall accrue, become payable by or be assessed against the Company by reason of such delay in payment.

X.    Payment to Minors.

Any payment to be made by the Company to a person under the age of twenty-one (21) years may be made to such person or to a guardian of the property of such person or to a parent of such person as the Company may, in its sole and absolute discretion, determine. As to any payment becoming due or payable to a person under the age of twenty-one (21) years, the Company may defer such payment until the Company has received notice of the appointment and qualification of a guardian of the property of such person, and no interest, penalty or damage shall accrue, become payable by or be assessed against the Company by reason of such delay in payment.

XI.    Administration.

1.    This Agreement shall be administered by the Committee. A majority vote of the Committee members shall control any decision of the Committee. The Committee shall have all powers necessary to administer this Agreement, including the power to: (a) make and enforce such rules and regulations as it deems necessary or proper for the administration of this Agreement; (b) interpret this Agreement, decide all questions concerning this Agreement (whether of fact or otherwise) and determine the eligibility of any person to receive payments hereunder, each in its sole discretion; any such interpretation or determination to be reviewed under an abuse of discretion standard; (c) appoint such agents, counsel, accountants, consultants, and other persons as may be required to assist in administering this Agreement; and (d) allocate and delegate its responsibilities under this Agreement and designate other persons to carry out any of its responsibilities under this Agreement, any such allocation, delegation or designation to be in writing.

2.    The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Agreement.

XII.    Claims Procedure

1.    If a Participant or Beneficiary (“Claimant”) does not receive a benefit to which the Claimant believes he or she is entitled, the Claimant may file a written claim with the Committee. The claim must be filed within ninety (90) days after the latest date the applicable payment could have been made pursuant to this Agreement. The Claimant’s claim must be processed by the Committee within ninety (90) days of receipt of the claim. If the Claimant’s claim is denied, he or she will be notified in writing, and such notification will include the reasons for the denial, specific references to pertinent Agreement provisions, a description of any additional material or information necessary for the Claimant to perfect the claim, together with an explanation of why the material or information is necessary, and a description of the Agreement’s claim review procedure, described below, including a statement of the Claimant’s right to bring a civil action under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) Section 502(a) following an adverse benefit determination on review.

2.    If the Claimant is dissatisfied with the Committee’s determination, the Claimant may request, in writing, a review by the Board of the Committee’s determination. The Claimant also has the right to review and obtain copies of relevant documents and to submit issues and comments in writing. The Claimant must request a claim review not later than sixty (60) days after the date the Claimant receives the Committee’s notification. The Board’s review shall take into account all comments, documents, records, and other information submitted by the Claimant related to the claim, without regard to whether such information was submitted or considered by the Committee.

3.    Within sixty (60) days of receipt of a request for review of the disputed claim (in special circumstances, 120 days, by written notice to the Claimant), the Board will review the claim and advise the Claimant, in writing, of its determination. The writing will include the reasons for the Board’s decision, specific references to pertinent Agreement provisions, a statement that the Claimant is entitled to receive reasonable access to and copies of all documents, records and other information relevant to the claim, and a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a). The Board’s decision shall be final and conclusive.

XIII.    Miscellaneous Provisions.

1.    This Agreement is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly-compensated employees within the meaning of Sections 201, 301, and 401 of ERISA, and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

2.    Notices shall be sent by registered or certified mail, return receipt requested, to the Participant at the Participant's last address on file with his or her Employer or to such other address as may hereafter be designated by the Participant to the Company, and to the Beneficiary at the address listed in the latest written designation of beneficiary filed with the Company by the Participant or to such other address as may hereafter be designated by the Beneficiary to the Company subsequent to the death of the Participant.

3.    The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of any right hereunder, nor shall it deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

4.    This Agreement sets forth the entire understanding of the parties in respect of the subject matter hereof, superseding, and evidencing and confirming the termination of, any and all prior agreements, arrangements or understandings between the parties relating to such subject matter, and neither party has relied on any representations of the other party except as expressly set forth herein.

5.    This Agreement may be amended at any time and from time to time by the Committee to cause the Agreement to comply with the requirements of Section 409A, or to cause the Agreement to become exempt from the requirements of Section 409A. Notwithstanding Article XIII Section 6 below, any such amendment may be made without the consent of any Participant or Beneficiary, regardless of whether such amendment adversely affects any benefits or rights of a Participant or Beneficiary arising under the terms of the Agreement.

6.    The Committee may, in its sole discretion, terminate or suspend the Agreement at any time, in whole or in part. The Committee may, in its sole discretion, amend this Agreement at any time, and from time to time, for any reason. Any amendment, termination or suspension shall be in writing. Except as provided in Article XIII Section 5 above, no amendment, termination, or suspension may adversely affect the benefits or rights of a Participant arising under the terms of the Agreement in a material manner without the consent of such Participant or Beneficiary, as applicable.

7.    Except as preempted by ERISA, the provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, and is subject to all applicable federal, state and municipal laws and regulations now or hereafter in force.

* * * * * *

EXHIBIT A TO THE ESC AGREEMENT

													YEARS OF SERVICE
		1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25
	30							1	1	1	2	2
	31							1	1	1	2	2	2
	32							1	1	1	2	2	3
	33							1	1	2	2	2	3	3
	34							1	2	2	2	3	3	3	4
	35						1	1	2	2	3	3	3	4	4	4
	36						1	1	2	2	3	3	3	4	4	4	5
	37						1	1	2	3	3	4	4	4	5	5	5	6
	38						1	2	3	3	4	4	4	5	5	5	6	6	6
	39						1	2	3	3	4	4	4	5	5	5	6	6	6	7
	40					1	1	2	3	3	4	4	5	5	5	6	6	6	7	7	7
	41					1	1	2	3	4	4	4	5	5	5	6	6	6	7	7	7	8
	42					1	2	2	3	4	4	5	5	5	6	6	6	7	7	7	8	8	8
	43					1	2	2	3	4	5	5	5	6	6	6	7	7	7	8	8	8	9	9
	44					1	2	2	3	4	5	5	5	6	6	6	7	7	7	8	8	8	9	9	9
Age at Termination	45				1	1	2	3	4	4	5	5	5	6	6	6	7	7	7	8	8	8	9	9	9	10
	46				1	1	2	3	4	4	5	5	6	6	6	7	7	7	8	8	8	9	9	9	10
	47				1	2	2	3	4	5	5	6	6	6	7	7	7	8	8	8	9	9	9	10
	48				1	2	3	4	5	5	6	6	6	7	7	7	8	8	8	9	9	9	10
	49				1	2	3	4	5	5	6	6	7	7	7	8	8	8	9	9	9	10
	50			1	1	2	3	4	5	6	6	7	7	7	8	8	8	9	9	9	10
	51			1	2	3	4	5	6	6	7	7	7	8	8	8	9	9	9	10
	52			1	2	3	4	5	6	6	7	7	8	8	8	9	9	9	10
	53			1	2	3	4	5	6	7	7	8	8	8	9	9	9	10
	54			1	2	3	4	5	6	7	8	8	8	9	9	9	10
	55	0	1	2	3	4	5	6	7	8	8	8	9	9	9	10
	56	0	1	2	3	4	5	6	7	8	8	8	9	9	9	10
	57	0	1	2	3	4	5	6	7	8	8	9	9	9	10
	58	0	1	2	3	4	5	6	7	8	8	9	9	9	10
	59	0	1	2	3	4	5	6	7	8	8	9	9	10
	60 and up	0	1	2	3	4	5	6	7	8	8	9	9	10

EXHIBIT B TO THE ESC AGREEMENT

OMNICOM GROUP INC. EXECUTIVE SALARY CONTINUATION AGREEMENT
BENEFICIARY DESIGNATION FORM
The undersigned Participant under an Executive Salary Continuation Agreement with Omnicom Group Inc. hereby designates the following person(s) and/or entity(ies) as Beneficiary of the benefit payable under said Agreement in the event of his or her death.
Beneficiary
Name:
Address:
Relationship to Participant:
Contingent Beneficiary
A. If my Beneficiary survives me, but dies before all benefit payments under the Agreement have been made (check one of the two):
☐ the estate of my Beneficiary, or
☐ the contingent beneficiary named in B below.
B. If my Beneficiary does not survive me:
Name:
Address:
Relationship to Participant:

Participant Signature: _____________________________     Date:_____________________________

Witness Signature: _______________________________

Received by Omnicom Group Inc.
Authorized Representative Signature: _____________________________
Date:_____________________________